Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion in this Amendment No. 1 to the Registration Statement (No. 333-253113) on Form S-4 of Falcon Capital Acquisition Corp. of our report dated March 31, 2021, relating to the financial statements of Doc.AI Incorporated.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak, LLP

San Jose, California

April 8, 2021